Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-114786

PROSPECTUS SUPPLEMENT DATED JANUARY 10, 2005
TO
PROSPECTUS DATED MAY 11, 2004

ENER1, INC.

        This prospectus supplement should be read in conjunction with our prospectus dated May 11, 2004, and in particular “Risk Factors” beginning on page 3 of the prospectus.

        This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on January 10, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

___________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Bylaws.

        The Board of Directors of Ener1, Inc. has approved an amendment to its Bylaws, which amendment is effective as of January 5, 2005. Prior to the effective date of the amendment, Section 9.2 of Article IX of the Bylaws read as follows:

Section 9.2. Record Date for Dividend and Other Distributions. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any dividend or other distribution, as the record date for the determination of the shareholders entitled to receive such dividend or other distribution. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date the Board of Directors authorizes the dividend or other distribution.

        The amendment to the Bylaws replaces Section 9.2 in of Article IX its entirety with the following, in order to remove the requirement that a record date set by the Board of Directors for the determination of the shareholders entitled to receive a dividend or other distribution be not less than ten days before the date of such distribution or dividend:

Section 9.2. Record Date for Dividend and Other Distributions. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) days before the date of any dividend or other distribution, as the record date for the determination of the shareholders entitled to receive such dividend or other distribution. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date the Board of Directors authorizes the dividend or other distribution.

Item 9.01:   EXHIBITS.

3.1 Bylaws
3.2 Amendment No. 1 to Bylaws

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.
(Registrant)
Date: January 10, 2004	By: /s/ Kevin Fitzgerald
Kevin Fitzgerald
Chief Executive Officer

EXHIBIT INDEX

3.1 Bylaws
3.2 Amendment No. 1 to Bylaws

BY-LAWS

OF

ENER1, INC.

ARTICLE I

OFFICES

        Section 1.1. Principal Office. The principal office of the Corporation shall be in the City of Boca Raton, County of Palm Beach, and State of Florida.

        Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

        Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting, the exact date to be established by the Board of Directors from time to time.

        Section 2.2. Special Meetings. Special meetings of the shareholders may be called, for any purpose or purposes, by the Board of Directors, the Chairman of the Board (if one is so appointed) and shall be called by the Secretary if the holders of not less than 25 percent or more of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the Corporation’s Secretary one or more written demands for a special meeting describing the purpose(s) for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person or persons. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice thereof.

        Section 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

        Section 2.4. Notice of Meeting. Written notice stating the place, day and hour of an annual or special meeting and the purpose or purposes for which it is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except that, no notice of a meeting need be given to any shareholders for which notice is not required to be given under applicable law. Notice may be delivered personally, via United States mail, telegraph, teletype, facsimile or other electronic transmission, or by private mail carriers handling nationwide mail services by or at the direction of the Secretary, the Board of Directors, or the person(s) calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed via United States mail, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

        Section 2.5. Notice of Adjourned Meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is or must be fixed under law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date and who are otherwise entitled to notice of such meeting.

        Section 2.6. Waiver of Call and Notice of Meeting. Call and notice of any shareholders’ meeting may be waived by any shareholder before or after the date and time stated in the notice. Such waiver must be in writing, be signed by the shareholder entitled to notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A shareholder’s attendance at a meeting (a) waives such shareholder’s ability to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives such shareholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        Section 2.7. Quorum. Except as otherwise provided in these By-laws or in the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting, and the withdrawal of shareholders after a quorum has been established at a meeting shall not effect the validity of any action taken at the meeting or any adjournment thereof.

        Section 2.8. Adjournment; Quorum for Adjourned Meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented or deemed to be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 2.9. Voting on Matters other than Election of Directors. At any meeting at which a quorum is present, action on any matter other than the election of directors shall be approved, if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Articles of Incorporation or by law.

        Section 2.10. Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

        Section 2.11. Voting Lists. At least ten (10) days prior to each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number, class and series (if any) of shares held by each, which list shall be subject to inspection by any shareholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be available at the meeting and shall be subject to inspection by any shareholder at any time during the meeting or its adjournment. The shareholders’ list shall be prima facie evidence as to who are the shareholders entitled to examine such list or the transfer books or to vote at any meeting of the shareholders.

        Section 2.12. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder entitled to vote shall be entitled at every meeting of the shareholders to one vote in person or by proxy on each matter for each share of voting stock held by such shareholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders as hereinafter provided.

        Section 2.13. Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing and delivered to the Corporation in the original or transmitted via telegram, or as a photographic, photostatic or equivalent reproduction of a written proxy by the shareholder or by the shareholder’s duly authorized attorney-in-fact; but, no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. In the event that a proxy of the Corporation before or at the time of the meeting. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.

        Section 2.14. Action by Shareholders Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if one or more consents in writing, setting forth the action so taken, shall be signed by shareholders holding shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Secretary, written consents signed by the number of shareholders required to take action are delivered to the Secretary. If authorization of an action is obtained by one or more written consents but less than all shareholders so consent, then within ten (10) days after obtaining the authorization of such action by written consents, notice must be given to each shareholders who did not consent in writing and to each shareholder who is not entitled to vote on the action.

        Section 2.15. Inspectors. For each meeting of the shareholders, the Board of Directors may appoint two inspectors to supervise the voting; and, if inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the Secretary shall appoint another inspector to act in his place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

ARTICLE III

BOARD OF DIRECTORS

        Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these By-Laws directed or required to be exercised or done only by the shareholders.

        Section 3.2. Number, Tenure and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Each director shall hold office until his term of office expires and until such director’s successor shall have been duly elected and shall have qualified, unless such director sooner dies, resigns or is removed by the shareholders at any annual or special meeting. It shall not be necessary for directors to be shareholders. All directors shall be natural persons who are 18 years of age or older.

        Section 3.3. Annual Meeting. After each annual meeting of shareholders, the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may be varied by written consent of all the directors.

        Section 3.4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

        Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the Secretary. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of, Directors called by him or them, as the case may be. If no such designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.

        Section 3.6. Notice. Whenever notice of a meeting is required, written notice stating the place, day and hour of the meeting shall be delivered at least two days prior thereto to each director, either personally, or by first-class United States mail, telegraph, teletype, facsimile or other form of electronic communication, or by private mail carriers handling nationwide mail services, to the director’s business address. If notice is given by telegraph, teletype, facsimile transmission or other form of electronic communication or by private mail carriers handling nationwide mail services, such notice shall be deemed to be delivered when received by the director. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

        Section3.7. Quorum. A majority of the total number of directors as determined from time to time to comprise the Board of Directors shall constitute a quorum.

        Section 3.8. Adjournment; Quorum for Adjourned Meeting. If less than a majority of the total number of directors are present at a meeting, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 3.9. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless otherwise provided in the Articles of Incorporation.

        Section 3.10. Removal. Any director may be removed by the shareholders with or without cause at any meeting of the shareholders called expressly for that purpose, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This By-law shall not be subject to change by the Board of Directors.

        Section 3.11. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders, unless otherwise provided in the Articles of Incorporation. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

        Section 3.12. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

        Section 3.14. Action by Board Without Meeting. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these By-laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, signs a written consent thereto and such written consent is filed in the minutes of the proceedings of the Board or such committee, as the case may be. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date, in which case it is effective on the date so specified.

        Section 3.15. Meeting by Telephone, Etc. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

ARTICLE IV

OFFICERS

        Section 4.1. Number. The officers of the Corporation shall consist of a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in the Corporation.

        Section 4.2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at its annual meeting. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified, unless such officer sooner dies, resigns or is removed by the Board. The appointment of an officer does not itself create contract rights.

        Section 4.3. Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

        Section 4.4. Removal. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation.

        Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

        Section 4.6. Duties of Officers.

    (a)        The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall preside at all meetings of the Board of Directors at which he is present and, in the absence of the Secretary, at all meetings of the shareholders.

    (b)        The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for committees when required. The Secretary shall give, or cause to given, notice of all meetings of the shareholders and special meetings of the Board of Directors, except as otherwise provided in these By-laws.

    (c)        The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    (d)        Subject to the foregoing, the officers of the Corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these By-laws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.

        Section 4.7. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee thereof, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the Corporation.

        Section 4.8. Delegation of Duties. In the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any other director for the time being.

ARTICLE V

EXECUTIVE AND OTHER COMMITTEES

        Section 5.1. Creation of Committees. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the Corporation.

        Section 5.2. Executive Committee. The Executive Committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

        Section 5.3. Other Committees. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

        Section 5.4. Removal or Dissolution. Any Committee of the Board of Directors may be dissolved by the Board at any meeting; and any member of such committee may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 5.5. Vacancies on Committees. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.

        Section 5.6. Meetings of Committees. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice of the date, time and place of the meeting given to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 3.6 of these By-Laws (pertaining to notice for directors’ meetings).

        Section 5.7. Absence of Committee Members. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

        Section 5.8. Quorum of Committees. At all meetings of committees of the Board of Directors, a majority of the total number of members of the committee as determined from time to time shall constitute a quorum for the transaction of business.

        Section 5.9. Manner of Acting of Committees. If a quorum is present when a vote is taken, the affirmative vote of a majority of the members of any committee of the Board of Directors present at the meeting shall be the act of such committee.

        Section 5.10. Minutes of Committees. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        Section 5.11. Compensation. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 3.12 of these By-laws (pertaining to compensation of directors).

        Section 5.12. Action by Committee Without Meeting. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 3.14 and 3.15 of these By-laws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 6.1. General. To the fullest extent permitted by law, the Corporation shall indemnity any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation) whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgments, amounts paid in settlement, penalties, fines and expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

        Section 6.2. Actions by or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 6.1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, paralegals’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 6.2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses, that such court shall deem proper.

        Section 6.3. Obligation to Indemnify. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 6.1 or Section 6.2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys’ fees, paralegals’ fees, and court costs) actually and reasonably incurred by such person in connection therewith.

        Section 6.4. Determination that Indemnification is Proper. Indemnification pursuant to Section 6.1 or Section 6.2 of this Article VI, unless made under the provisions of Section 6.3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceedings to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority of shareholders who were not parties to such action, suit or other proceeding.

        Section 6.5. Evaluation and Authorization. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 6.4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

        Section 6.6. Prepayment of Expenses. Expenses (including attorneys’ fees, paralegals’ fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding, referred to in Section 6.1 or Section 6.2 of this Article VI may, in the discretion of the Board of Directors, be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director, or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI.

        Section 6.7. Nonexclusivity and Limitations. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the Corporation. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the Corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by law.

        Section 6.8. Continuation of Indemnification Right. Unless expressly otherwise provided when authorized or ratified by the Corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article VI, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

        Section 6.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against the liability under Section 1 or Section 6.2 of this Article VI.

ARTICLE VIII

INTERESTED PARTIES

        Section 7.1. General. No contract or other transaction between the Corporation and any one or more of its directors or any other, corporation, firm, association or entity in which one or more of its directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

        Section 7.2. Determination of Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract of transaction referred to in Section 7.1 of this Article VII.

        Section 7.3. Approval by Shareholders. For purposes of Section 1(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 7.3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 7.1 of this Article VII may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 7.1.(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 7.1 of this Article VII shall be counted, however, in determining whether the transaction is approved under other sections of these By-laws and applicable law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section 7.3 shall constitute a quorum for the purpose of taking action under this Section 7.3.

ARTICLE VIII

CERTIFICATES OF STOCK

        Section 8.1. Certificates for Shares. Shares may but need not be represented by certificates. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or its facsimile), exhibiting the holder’s name, certifying the number of shares owned and stating such other matters as may be required by law. The certificates shall be numbered and entered on the books of the Corporation as they are issued. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the shareholder and as to such other information as would have been required to be on certificates for such shares.

        If and to the extent the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of this information.

        Section 8.2. Signatures of Past Officers. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

        Section 8.3. Transfer of Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

        Section 8.4. Transfer of Shares. Transfers of shares of the Corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to the corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Florida.

        Section 8.5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX

RECORD DATE

        Section 9.1. Record Date for Shareholder Actions. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any meeting of the shareholders, a date in connection with the obtaining of the consent of shareholders for any purpose or the date of any other action requiring a determination of the shareholders, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof (unless a new record date must be established by law for such adjourned meeting), or of the shareholders entitled to give such consent or take such action, as the case may be. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as a shareholder of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

        If the Board of Directors fails to establish a record date as provided herein:

    (a)        The record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting shall be the close of business on the day before the first notice is delivered to the shareholders.

    (b)        The record date for determining shareholders entitled to take action without a meeting, when no prior action by the Board of Directors is required, shall be the date the first signed written consent is delivered to the Corporation.

    (c)        The record date for determining shareholders entitled to take action without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

        Section 9.2. Record Date for Dividend and Other Distributions. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any dividend or other distribution, as the record date for the determination of the shareholders entitled to receive such dividend or other distribution. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date the Board of Directors authorizes the dividend or other distribution.

ARTICLE X

DIVIDENDS

        The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Subject to the provisions of the Articles of Incorporation and to law, dividends may be paid in cash or property, including shares of stock or other securities of the corporation.

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ARTICLE XI

FISCAL YEAR

        The fiscal year of the Corporation shall be the period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes, unless the Board of Directors specifically establishes a different fiscal year.

ARTICLE XII

SEAL

        The corporate seal shall have the name of the Corporation, the word “SEAL” and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impression seal. An impression of said seal appears on the margin hereof.

ARTICLE XIII

STOCK IN OTHER CORPORATIONS

        Shares of stock in other corporations held by the corporation shall be voted by such officer or officers or other agent of the corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.

ARTICLE XIV

AMENDMENTS

        These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors; provided that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the shareholders, and the shareholders may prescribe in any by-law made by them that such by-law shall not be altered, amended or repealed by the Board of Directors.

FIRST AMENDMENT TO BY-LAWS OF ENER1, INC.

        Effective January 5, 2005, Ener1, Inc. (the "Corporation") adopted the following amendment to the By-Laws of the Corporation:

        Section 9.2 of Article IX of the By-Laws is amended by replacing the provisions contained therein with the following:

Section 9.2. Record Date for Dividend and Other Distributions. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) days before the date of any dividend or other distribution, as the record date for the determination of the shareholders entitled to receive such dividend or other distribution. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date the Board of Directors authorizes the dividend or other distribution.